DSW Inc. Announces Increase in Quarterly Dividend
Announces Fourth Quarter 2014 Earnings Release Date

COLUMBUS, Ohio, February 17, 2015 /PRNewswire/ -- DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced that its Board of Directors approved a quarterly dividend of $0.20 per share, an increase of 6.7% from the $0.1875 per share announced last quarter. The dividend is payable March 31, 2015 to shareholders of record at the close of business on March 20, 2015.
The Company will conduct a conference call to discuss its Fourth Quarter 2014 results on Tuesday, March 17, 2015 at 8:30 a.m. Eastern Time. A press release detailing the Company's results will be issued prior to the call.

Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003 in the U.S. or 1-412-317-6061 outside the U.S. (passcode: 2716231) approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://dswinc.investorroom.com.

A telephone replay of this call will be available until 9:00 a.m. Eastern Time on March 31, 2015 and can be accessed by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 outside the U.S. (passcode: 10060990).

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of February 17, 2015, DSW operates 431 stores in 42 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 372 locations in the United States under the Affiliated Business Group. For store locations and additional information about DSW, visit http://www.dswinc.com.

SOURCE DSW Inc.
For further information:
Christina Cheng, Senior Director for Investor Relations, investorrelations@dswinc.com